ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 99.2

Adamis Pharmaceuticals Announces Pricing of Public Offering of Common Stock

SAN DIEGO, CA--(January 9, 2015) - Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of respiratory disease, allergy, oncology and immunology, announced today the pricing of its previously announced underwritten public offering of 2,000,000 shares of common stock at a public offering price of $5.00 per share, resulting in gross proceeds of approximately $10,000,000.

The offering is expected to close on January 14, 2015, subject to the satisfaction of customary closing conditions. The company has also granted the underwriters a 30-day option to purchase up to 300,000 additional shares of common stock to cover over-allotments, if any.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the proposed offering. CRT Capital Group LLC, Maxim Group LLC and Mizuho Securities USA Inc. are acting as co-managers for the offering.

The securities described above are being offered by the company pursuant to a "shelf" registration statement on Form S-3 (file No. 333-196976) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on July 2, 2014. A final prospectus supplement and an accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com.

Before investing in the offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the company and the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Adamis Pharmaceuticals Corporation

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of respiratory disease, allergy, oncology and immunology.  The company’s current specialty pharmaceutical product candidates include the Epinephrine Injection PFS syringe product for use in the emergency treatment of anaphylaxis, APC-1000 and APC-5000 for the treatment of asthma and chronic obstructive pulmonary disease, and APC-3000, an HFA inhaled nasal steroid product for the treatment of allergic rhinitis. The company's vaccine product candidates and cancer drug product candidates under research and development include TeloB-VAX, a cell-based therapeutic cancer vaccine and three drugs, APC-100, APC-200, and APC-300, for the treatment of prostate cancer.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the public offering and the intended use of proceeds from the offering and statements about the progress of the commercialization of its epinephrine pre-filled syringe product and the development of the company’s product candidates. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed. These forward-looking statements also are subject to risks, uncertainties and assumptions, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially from those contemplated by these forward-looking statements. Except to the extent required by law, the company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Contact Adamis

Mark Flather

Director, Investor Relations &

Corporate Communications

(858) 412-7951

mflather@adamispharma.com

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